EHIBIT 10.9

                        SEPARATION AGREEMENT AND RELEASE

      THIS SEPARATION AGREEMENT AND RELEASE ("Agreement") is made and entered into as of July 15, 2005 ("Execution Date") by and between Cytomedix, Inc. ("Cytomedix" or "Company") and William L. Allender (hereinafter referred to as "Employee").

1.    Purpose of Agreement

      1.1 On March 25, 2004, the Company and the Employee executed a letter agreement providing the terms of the Employee's employment with the Company ("Original Agreement"). On September 30, 2004, this Original Agreement was amended by an Addendum to the Employment Agreement between William L. Allender and Cytomedix, Inc., dated March 25, 2004 and effective November 15, 2003 (the "Addendum"). The Original Agreement and the Addendum are hereinafter referred to collectively as the "Employment Agreement."

      1.2 Paragraph D of the Addendum provided that the Company and the Employee were to negotiate a new one-year employment agreement on or about April 20, 2005. Paragraph F of the Addendum provided the terms of a severance package to be awarded to the Employee in the event that the Company and the Employee are unable to agree upon the terms of a new employment agreement. Paragraph F of the Addendum also provided that the Executive agreed to remain employed by the Company to recruit and train his successor for a maximum of ninety (90) days. For each thirty-day or partial period in which recruiting and training is necessary, the severance period would be reduced fifteen days or at a ratio or two to one up to one and one-half (1 1/2) months. The parties were unable to negotiate a satisfactory one-year employment agreement as is referenced above and have agreed to the terms of Employee's departure from the Company. By the terms of this Agreement, the parties have agreed to set forth their final agreement regarding the termination of Employee's employment with the Company and the duration of the severance period.

      1.3 Both the Company and the Employee agree that Employee's departure is not due to any disagreement regarding accounting principles or practices utilized by the Company or financial statement disclosures made by the Company, nor is the Employee's departure the result of the Company's dissatisfaction with the Employee's performance as Chief Financial Officer or the Employee's dissatisfaction with any aspect of the Company's management, policies or actions. Rather, due to ancillary circumstances caused in large part by the considerable travel required of Employee during his employment and the inability to reach a mutually acceptable relocation arrangement, the Company and the Employee agree that the Employee's departure is in the best interest of both parties.

      1.4 The Company desires and the Employee has agreed that Employee will remain with the Company as its Chief Executive Officer and Secretary until August 15, 2005 (the "Resignation Date"). Both parties have agreed that the Resignation Date shall be the last day of Employee's employment with the Company. The Employee represents and warrants that during this period, and as of the Resignation Date, he has disclosed to the Chief Executive Officer and the Audit Committee of the Company all material facts in his knowledge or possession which relate or pertain to the Company.

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      1.5 The parties have agreed that in return for the consideration granted
Employee in this Agreement, Employee will be available by telephone for consultation with the Company for a period of three (3) months following the Resignation Date.

      1.6 The Company and Employee have agreed to enter into this Agreement for the purpose of setting forth their arrangement and understanding regarding the Employee's departure from the Company, the termination of his employment relationship with the Company, and the provision of consulting services following the termination of his employment.

2.    Termination of Employment; Consultation:

      2.1 Employee hereby tenders his voluntary resignation as Chief Financial Officer and Secretary of the Company as of the Resignation Date. The Company hereby accepts such resignation.

      2.2 In consideration of this Agreement and the items of consideration provided in paragraph 3 below, Employee hereby agrees that from August 16, 2005, until November 16, 2005, he will be available by telephone during reasonable business hours to provide consulting services to the Company.

3.    Consideration:

      3.1 Employee and Company both agree that this Agreement contains compensation or benefits to which each is not otherwise entitled.

      3.2 Pursuant to the Original Agreement and the Stock Option Grant Notice issued in conjunction therewith, the Employee received options to purchase 175,000 shares of the Company's common stock at a price of $1.50 per share. These options vested on November 15, 2004. As provided in the Addendum, the Company has agreed to extend the expiration date of these options, and has agreed to a cashless exercise provision, as is provided in the Amended Stock Option Grant Notice which is attached to this Agreement as Appendix A.

      3.3 The Employee shall continue to receive his regular salary until January 22, 2006.

      3.4 Premiums for the medical and dental programs that Employee is enrolled in as of the Resignation Date shall continue to be paid by the Company until January 22, 2006; provided, however, that Employee shall continue to pay the employee portion of such premiums.

      3.5 All accrued and earned vacation as of the Resignation Date shall be paid to Employee upon the Resignation Date.

4.    No Current Claims:

      4.1 Employee warrants and represents that he is not presently a named plaintiff in any law suit, filed in any jurisdiction, against Company and that he has not filed a charge with the United States Equal Employment Opportunity Commission or any other administrative agency against Company. In the event that this warranty and representation is incorrect, Company shall have the absolute right to terminate this Agreement, and to demand and have immediately returned to Company all consideration paid by it to Employee pursuant to this Agreement.

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      4.2 Company is hereby indemnified and held harmless by Employee for any breach of the warranty and representation contained in this Section 4, and to recover from Employee all costs and expenses incurred as a result of Employee's breach of the warranty and representation contained in this Section 4, and all costs and expenses incurred in defending any now pending legal or administrative proceeding, not referenced in this Section 4, in which Employee is a named plaintiff, claimant or petitioner. Costs and expenses, for purposes of this
Section 4, shall include, but not be limited to, attorneys' fees and other legal costs.

5. Covenant Not to Sue and Release:

      5.1 Except for the rights and obligations provided by or arising under this Agreement, Employee hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may have hereafter, directly or indirectly, personally or in a representative capacity, against Company, and its predecessors, successors, administrators, attorneys, fiduciaries, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Company, by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the Resignation Date. This General Release includes, but is not limited to, all claims, manner of actions, causes of action in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which arise under the Employment Agreement; Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act; The Rehabilitation Act of 1973, as amended; The Family and Medical Leave Act, as amended; 42 U.S.C. ss.ss. 1981 through 1988, as amended; any federal, state or local statute or ordinance, all as amended; common law claims of breach of contract, intentional or negligent infliction of emotional distress, negligent hiring, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination or employment, interference with prospective economic advantage, violation of civil rights and all other claims of any type or nature including any claims for attorneys' fees. The parties intend that this release shall discharge all claims against the released parties to the extent permitted by law.

      5.2 Employee represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim that is a subject of this Agreement or any portion thereof or interest therein, and agrees to indemnify, defend, and hold Company harmless from any and all claims based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any claims, or any portion thereof or interest therein.

      5.3 Nothing in this Agreement is or should be construed as a release by Employee of, or an agreement by Employee not to sue on, any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts, or expenses arising out of any matter, cause, acts, conduct, claims, or events which may occur after the Resignation Date.

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      5.4 Except for the rights and obligations provided by or arising under this Agreement, the Company hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which he now has or may have hereafter, directly or indirectly, personally or in a representative capacity, against the Employee by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the Resignation Date.

6.    No Admission of Liability or Wrongdoing:

      6.1 Company and Employee agree and acknowledge that this Agreement is the result of a compromise and shall never at any time for any purpose be construed as an admission of any liability or wrongdoing on the part of any party. Company specifically disclaims any liability to Employee or to any other person or entity.

7.    Confidentiality of Trade Secrets; Covenant Not to Compete

      7.1 During the term of Employee's employment by Company, Employee has acquired knowledge of confidential and proprietary information regarding, among other things, Company's products and intellectual property, Company's present and future operations, its current or potential customers, pricing strategies, its compensation and incentive programs for employees and the methods used by Company and its employees. Employee hereby agrees that he shall not directly or indirectly use or disclose, any of the Company's Trade Secrets, as defined hereinafter, that he may have acquired during the term of his employment. The term "Trade Secret" as used in this Agreement shall mean information including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers which:

            (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

            (b) is the subject of reasonable efforts by the Company to maintain its secrecy.

      7.2 Employee agrees and acknowledges that the confidentiality and non-compete provisions contained in Exhibit A to the Original Agreement shall continue to apply to Employee as provided therein.

      7.3 Employee agrees and acknowledges that, if a violation of any covenant contained in Section 7 and Exhibit A to the Original Agreement occurs or is threatened, such violation or threatened violation will cause irreparable injury to Company, that the remedy at law for any such violation or threatened violation will be inadequate and that Company shall be entitled to appropriate equitable relief.


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8. Property:

      8.1 Employee agrees, warrants and represents that within seven days of execution of this Agreement he will return all records, files, memoranda, reports, price lists, customer lists, employee lists, employee files, drawings, plans, sketches, documents, and the like (together with all copies thereof) relating to the business of the Company, which Employee shall have used or prepared or come in contact with in the course of, or as a result of, his employment and agrees that he shall not hereafter cause removal of such materials from the premises of the Company. Employee further agrees that upon execution of this Agreement he will return all files, notes, documents and the like related to his employment, including but not limited to any audio tapes of conversation(s) with any current of former Company employee(s). Employee further warrants and represents that within seven days of execution of this Agreement he will return all office equipment and other items, all Company credit cards, keys, parking cards, and all other property of every type and description belonging to Company.

9.    No Disparaging Statement:

      9.1 Company and Employee shall refrain from making any disparaging statement about the other or about any of Company's personnel. This specifically excludes communications and opinions solicited by directors of the Company.

10.   Voluntary Agreement:

      10.1 Employee represents and agrees that he has had a full and adequate opportunity to discuss and consider any claims against the Company. Further, Employee represents and agrees that: (1) this Agreement is written in a manner that he understands; (2) this Agreement and the promises made in this Agreement by Employee are granted in exchange for the consideration which is granted to Employee in this Agreement; (3) Employee has been advised to and has had an opportunity to consult with an attorney prior to deciding whether to enter into this Agreement; and (4) Employee has been given at least twenty-one days within which to consider this Agreement.

      10.2 This Agreement is executed with the full knowledge and understanding on the part of Employee that there may be more serious consequences, damages or injuries, which are not now known, and that any payment or benefits conferred herein to Employee in consideration of this Agreement are accepted as final. Employee further agrees and represents that it is within his contemplation that he may have claims against Company of which, at the time of the execution of this Agreement, he has no knowledge or suspicion, but he agrees and represents that this Agreement extends to all claims in any way based upon, connected with or related to the matters released herein, whether or not known, claimed or suspected by him.

      10.3 Company and Employee represent and acknowledge that in executing this Agreement, they did not rely upon and have not relied upon any written or oral representations or statements not expressly a part hereof that have been made by any party to this Agreement, or by the agents, representatives, or attorneys of any party with regard to the subject matter, basis, or effect of this Agreement.

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11.   Advised to Consult an Attorney:

      11.1 EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

12.   Period for Review and Consideration:

      12.1 Employee acknowledges that he received a copy of this Agreement and was given a period of twenty-one days in which to review, consider and accept the Agreement.

13.   Employee's Right to Revoke:

      13.1 Employee is advised that he may revoke this Agreement within seven days of signing it. Revocation must be made by delivering written notice of the revocation to Dr. Kshitij Mohan. If this Agreement is revoked by Employee in this seven day period, the Agreement will not be effective and enforceable as it relates to the Employee's resignation as Chief Financial Officer and Secretary of the Company.

14.   Entire Agreement:

      14.1 This Agreement sets forth the complete and exclusive statement of the terms of the agreement between the parties hereto and fully supersedes any and all prior agreements (oral or in writing) or understandings between the parties hereto pertaining to the subject matter hereof.

15.   Successors:

      15.1 This Agreement shall be binding upon Employee and upon his heirs, administrators, representatives, executors, and assigns. This Agreement shall inure to the benefit of Company and its successors, and past, current and future fiduciaries, officers, directors, shareholders, administrators, agents, employees, and assigns.

16.   Governing Law:

      16.1 This Agreement shall be construed in accordance with the laws of the State of Maryland.

17.   Modifications:

      17.1 This Agreement may be amended or modified only by a written instrument, signed by Company and Employee, that expressly sets forth the parties' intention to amend or modify this Agreement. No condition, term, or provision of this Agreement may be waived by any party except in writing, signed by the party or its authorized representative, that expressly sets forth the party's intention to waive a condition, term or provision of this Agreement.

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18.   Severability:

      18.1 Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall be deemed not to be affected.

19.   Authority to Execute Agreement:

      19.1 Company represents and warrants that this instrument is a valid and binding corporate action and that the person executing this instrument on behalf of Company is duly authorized to do so on behalf of the Company.



EMPLOYEE                                  COMPANY

                                          CYTOMEDIX, INC.


/s/William L. Allender                    /s/Kshitij Mohan
William L. Allender                       Kshitij Mohan
                                          Chief Executive Officer



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                 APPENDIX A TO SEPARATION AGREEMENT AND RELEASE

                                 CYTOMEDIX, INC.

                        AMENDED STOCK OPTION GRANT NOTICE
               UNDER THE CYTOMEDIX, INC. LONG-TERM INCENTIVE PLAN

      Cytomedix, Inc. (the "Company"), pursuant to the Separation Agreement and Release dated July 15, 2005 (the "Separation Agreement") and the Company's Long-Term Incentive Plan (the "Plan"), hereby amends the Stock Option Grant Notice dated February ___, 2004 (the "Original Award"), between the Company and William L. Allender as Optionholder, and agrees to amend the terms of the Original Award as set forth below. Except as otherwise set forth below or in the Separation Agreement, the terms of the Original Award, including the terms provided in the Plan and the Stock Option Agreement and Notice of Exercise issued to Mr. Allender at the time of the Original Award, continue to govern this Option and are incorporated herein in their entirety. The Separation Agreement is the controlling document and prevails and is incorporated herein in its entirety.

Optionholder:                                   William L. Allender

Date of Grant:                                  November 15, 2003

Vesting Commencement Date:                      November 15, 2003

Number of Shares Subject to Option:             175,000 shares of common stock

Exercise Price (Per Share):                     $1.50

Total Exercise Price:                           $262,500

Expiration Date:                                November 15, 2013

Type of Grant:
Nonqualified Stock Option representing 175,000 shares of common stock.

Exercise Schedule:
Same as Vesting Schedule; No Early Exercise Permitted

Vesting Schedule:   The Option shall be fully vested.

Payment: By one or a combination of the following (described in the Stock Option Agreement):

By cash or check; and/or

If the Company so allows:
Pursuant to a  Regulation  T Program or by delivery of  already-owned  shares;
and/or


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In lieu of exercising the Option by paying in cash or by check (of Regulation T
Program, if allowed), the Optionholder may from time to time elect to receive, without the payment of any additional consideration, shares of Common Stock equal to the value of the Option by surrender of the Option at the principal office of the Company together with notice of such election, in which event the Company shall issue to Optionholder a number of shares of Common Stock computed using the following formula:

                              X = Y(A - B)
                                  --------
                                     A

          Where:  X =   The number of shares of Common Stock to be
                        issued to Optionholder.

                  Y = The number of Shares purchasable under the Option at the time of such exercise.

                  A = The fair market value of one share of Common Stock, at the time of such exercise.

                  B =   The Exercise Price of the Option.

The fair market value of one share of Common Stock as of a particular date shall be, (i) in the event a public market exists for the Company's Common Stock on the date of exercise, the closing bid price of one share of Common Stock on the date of exercise or, (ii) if no public market exists for the Common Stock, as mutually determined in good faith upon a review of all factors deemed appropriate by the Company's Board of Directors; provided, that if the Option is being exercised upon the closing of an initial public offering, the value shall be the initial "price to the public" of one share of such Common Stock specified in the final prospectus with respect to such offering.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Amended Grant Notice, the Stock Option Agreement, the Plan, and the Separation Agreement. Optionholder further acknowledges that as of the Date of Grant, this Amended Grant Notice, the Stock Option Agreement, the Plan and the Separation Agreement set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject. However, in the event that there is a conflict among the terms in the different documents referred to herein, the terms in the Separation Agreement shall control.

EXECUTED as of the 15th day of July, 2005.

CYTOMEDIX, INC.                           OPTIONHOLDER:

By:    /s/Kshitij Mohan                     By:    /s/William L. Allender
Name:  Kshitij Mohan, Ph.D                  Name:  William L. Allender
Title: Director and Chief Executive Officer


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